UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 5, 2005

CVS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-01011	050494040
(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive
Woonsocket, Rhode Island	02895
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (401) 765-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On January 5, 2005 the Management Planning and Development Committee granted stock options to Messrs. Ryan, Rickard, Merlo, Bodine and Sgarro for 200,000, 50,000, 50,000, 50,000 and 40,000 shares, respectively. The options have a seven year-term, an option price of $44.89 and vest one-third on each of the first three anniversaries of the date of grant. The Committee also granted restricted stock unit awards (“RSU’s”) to Messrs. Ryan, Rickard, Merlo, Bodine and Sgarro for 125,000, 15,000, 15,000, 15,000 and 15,000 shares, respectively. The RSU’s vest 50% after 3 years and 50% at the later of 5 years after date of grant or the participant’s attainment of age 55. In order to implement deferral elections made with respect to restricted stock awards granted on January 8, 2004 and to Mr. Rickard on March 5, 2003, the Committee granted RSU’s in substitution for, and in the same number of shares and under the same vesting schedule covered by, the restricted stock awards granted on such dates. The 2004 restricted stock awards were for 75,000, 15,000, 15,000, 15,000 and 12,000 for Messrs. Ryan, Rickard, Merlo, Bodine and Sgarro, respectively, and the 2003 restricted stock award for Mr. Rickard was for 6,987 shares.

Effective for the May, 2005 – May, 2006 Board of Directors service year, the Board of Directors has approved an increase in the annual retainer to be paid the Board Committee Chairs, with the Chair of the Audit Committee to be paid $15,000 annually and Chairs of other committees to be paid $8,000.

Item 9.01 Financial Statement and Exhibits

(c) Exhibits
99.1	Form of Non-Qualified Stock Option Agreements
99.2	Form of Restricted Stock Unit Agreement
99.3	Form of Replacement Restricted Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CORPORATION

January 11, 2005	By:	s/ David B. Rickard
	Name:	David B. Rickard
	Title:	Executive Vice President, Chief Financial Officer and Chief Administrative Officer

Exhibit Index

Exhibit Number	Description

99.1	Form of Non-Qualified Stock Option Agreements

99.2	Form of Restricted Stock Unit Agreement

99.3	Form of Replacement Restricted Stock Unit Agreement